Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-58320) of Flowers Foods, Inc. of our report dated June 28, 2005 relating to the financial statements of Flowers Foods, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 28, 2005